UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15 (d) of The Securities Exchange Act of 1934
Date of Report - July 27, 2007 (Date of earliest event reported)
INGERSOLL-RAND COMPANY LIMITED (Exact name of registrant as specified in its charter)
Bermuda (State or other jurisdiction of incorporation)	1-985 (Commission File Number)	75-2993910 (I.R.S. Employer Identification No.)
Clarendon House 2 Church Street Hamilton HM 11, Bermuda (Address of principal executive offices, including zip code)
(441) 295-2838 (Registrant's phone number, including area code) N/A (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 - Financial Information

Item 2.02. Results of Operations and Financial Condition

On July 27, 2007, Ingersoll-Rand Company Limited (the “Company”) issued a press release announcing its second quarter 2007 results.  A copy of the press release is being furnished as Exhibit 99.1 to this Form 8-K and shall not be deemed filed for the purposes of Section 18 of the Exchange Act.

Section 8 - Other Events

Item 8.01. Other Events

On July 20, 2007, the Company and its consolidated subsidiaries received a notice from the Internal Revenue Service (IRS) containing proposed adjustments to the Company’s tax filings in connection with an audit of the 2001 and 2002 tax years. The IRS did not contest the validity of the Company’s reincorporation in Bermuda. The most significant adjustments proposed by the IRS involve treating the intercompany debt incurred in connection with the Company’s reincorporation in Bermuda as equity. The Company strongly disagrees with the view of the IRS and intends to vigorously contest these proposed adjustments. Based upon an analysis of the strength of its position, the Company believes that it is adequately reserved for this matter and does not expect that the ultimate resolution will have a material adverse impact on its future results of operations or financial position. This item shall be deemed filed for the purposes of Section 18 of the Exchange Act.

Section 9 - Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits

(d)   Exhibits

Exhibit No.	Description

99.1	Press Release of Ingersoll-Rand Company Limited dated July 27, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INGERSOLL-RAND COMPANY LIMITED
(Registrant)
Date: July 27, 2007	By:	/s/ Timothy R. McLevish
Timothy R. McLevish,
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of Ingersoll-Rand Company Limited dated July 27, 2007.